SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Dated March 31, 2006

of

ZALE CORPORATION

A Delaware Corporation

IRS Employer Identification No. 75-0675400

SEC File Number 001-04129

901 West Walnut Hill Lane

Irving, Texas  75038

(972) 580-4000

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) 12 under the Securities Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) 12 under the Securities Act (17 CFR 240.13e-2(c))

Item 1.01                                             Entry into a Material Definitive Agreement

On March 31, 2006, Zale Corporation (the “Company”) entered into an employment agreement, dated as of February 16, 2006 (the “Employment Agreement”), with John A. Zimmermann, Group Senior Vice President of the Company and President, Zale North America, and formerly Senior Vice President of the Company and President, Peoples Jewellers. The material terms of the Employment Agreement are described below.

Term. Unless earlier terminated, the term of Mr. Zimmermann’s employment under the Employment Agreement will continue for a period three years, up through and including February 15, 2009. Following the expiration of the term, Mr. Zimmermann’s employment will continue at-will unless a new employment agreement is negotiated and executed.

Base Salary. Under the Employment Agreement, the Company will pay Mr. Zimmermann an annual base salary of not less than $400,000 per year, retroactive to February 16, 2006. Mr. Zimmermann’s annual base salary will not be reviewed for possible adjustment before July 31, 2007.

Bonus. Mr. Zimmermann will be eligible to receive an annual incentive bonus as determined under the Company’s Executive Bonus Program. Under the Employment Agreement, the brand portion of Mr. Zimmermann’s incentive bonus calculation for fiscal year 2006 (August 1, 2005 through July 31, 2006) will be based solely on the performance of the Company’s Canadian brands, Peoples Jewellers and Mappins Jewellers, and will be calculated with a target bonus of 40% and a maximum bonus of 80% of Mr. Zimmermann’s base salary of $344,930 for fiscal year 2006. In addition, for fiscal year 2006 only, Mr. Zimmermann will have an additional bonus opportunity based on the performance of Zales Jewelers for March through July of fiscal year 2006. The additional bonus opportunity will be contingent upon Zales Jewelers reaching the goals set forth in its revised fiscal year 2006 operating earnings plan and will be calculated with a target bonus of 75% and a maximum bonus of 125% of Mr. Zimmermann’s base salary of $166,667 for March through July of fiscal year 2006. For fiscal years after 2006, the brand portion of Mr. Zimmermann’s incentive bonus will be based on the performance of Zales Jewelers, Peoples Jewellers and Mappins Jewellers combined (“Zale North America”), and will be calculated with an annual target bonus of 75% of Mr. Zimmermann’s then current annual base salary. The maximum annual bonus that Mr. Zimmermann will be entitled to receive is 125% of his annual base salary.

Other Benefits. The Employment Agreement provides that Mr. Zimmermann will be entitled to such perquisites and fringe benefits as are provided to similarly situated executives of the Company.

Termination of Employment. The Company may terminate Mr. Zimmermann’s employment with the Company with or without Cause (as defined in the Employment Agreement) and Mr. Zimmermann may terminate his employment with the Company with or without a Termination Reason (as defined in the Employment Agreement). If the Company terminates Mr. Zimmermann’s employment other than for Cause, death or disability or Mr. Zimmermann terminates his employment for a Termination Reason: (i) the Company will continue to pay Mr. Zimmermann’s base salary for the greater of (w) the remainder of the term of the Employment Agreement or (x) the period for which Mr. Zimmermann would be entitled to severance under the Company’s severance policy in existence at the time of Mr. Zimmermann’s termination of employment (the greater of (w) and (x) being referred to as the “Severance Period”); (ii) the Company will pay Mr. Zimmermann the bonus he would otherwise be entitled to with respect to the fiscal year in which the termination of employment occurs, prorated to reflect the number of full months of such fiscal year during which Mr. Zimmermann was employed; (iii) during the shorter of (y) the 12-month period following termination or (z) the Severance Period, the Company will provide Mr. Zimmermann (and, as applicable, his family) with such executive perquisites as are provided to similarly situated executives of the Company and with benefits under the Company’s various benefit plans, including group health care, dental, life and the Company’s executive car program (limited, reduced or eliminated to the extent Mr. Zimmermann is able to obtain them from a subsequent employer); and (iv) any accrued, but unpaid salary, expenses or benefits as of the date of termination will be paid to Mr. Zimmermann. Any termination payments described in the preceding sentence will be reduced by an amount equal to any payments Mr. Zimmermann receives in connection with any other employment during the Severance Period.

In the event Mr. Zimmermann’s employment is terminated by reason of death, the Company will continue to pay his base salary to his estate for a period of 12 months after his death. In the event Mr. Zimmermann’s employment is terminated by reason of his disability, Mr. Zimmermann will be entitled to receive his base salary and benefits for a period of 12 months, with such amounts reduced by any payments or benefits received from another employer during such period.

Any termination payments made under the agreement are subject to the requirements of the American Jobs Creation Act of 2004 (the “AJCA”).

Change of Control. If within two years following a Change of Control (as defined in the Employment Agreement), Mr. Zimmermann terminates his employment with the Company for Good Reason (as defined in the Employment Agreement) or the Company terminates Mr. Zimmermann’s employment for any reason other than for Cause or disability: (i) the Company will pay Mr. Zimmermann an amount equal to three times the sum of (v) his annual base salary for the fiscal year in which the termination occurs and (w) his target annual bonus for the fiscal year in which the termination occurs; (ii) during the 36-month period following termination, the Company will provide Mr. Zimmermann (and, as applicable, his family) with benefits under the Company’s various benefit plans, including group healthcare, dental, life and the Company’s executive car program (limited and reduced to the extent Mr. Zimmermann is able to obtain them from a subsequent employer); and (iii) Mr. Zimmermann will receive a lump sum payment equal to the actuarial equivalent of the benefit that would have accrued under the Company’s Supplemental Executive Retirement Plan (the “SERP”) if Mr. Zimmermann (x) had remained a participant in the SERP for an additional three-year period, (y) earned benefits points in each such year equal to the highest number of benefits points earned by Mr. Zimmermann during the three-year period preceding termination of employment and (z) had a final average pay during such additional three-year period equal to the greater of his monthly base salary on the date of the Potential Change of Control (as defined in the Employment Agreement), the Change of Control or his termination of employment, provided that the amount payable to Mr. Zimmermann will not exceed his accrued benefit under the SERP as of December 31, 2004, unless such excess is pursuant to a new supplemental executive retirement plan adopted by the Company subsequent to December 31, 2004. Under the Employment Agreement, if the Company determines, based on the advice of tax counsel, that any of the amounts payable to Mr. Zimmermann in the event of a Change of Control would be reportable by the Company as “excess parachute payments,” Mr. Zimmermann’s Change of Control payments will be reduced to the extent necessary to cause such payments to equal 2.99 times the “base amount” as described in Section 280G(b)(3) of the Internal Revenue Code, but only if such reduction would result in a larger overall payment to Mr. Zimmermann after taking into consideration the taxes that would be imposed without such a reduction. Any Change of Control payments made under the agreement are subject to the requirements of the AJCA.

Nonsolicitation and Noncompetition. Mr. Zimmermann is subject to certain nonsolicitation and noncompetition provisions for a period of three years following termination of employment.

The foregoing description of the terms of the Employment Agreement is qualified in its entirety by reference to the Employment Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01                                             Financial Statements and Exhibits

10.1                           Employment Agreement between Zale Corporation and John A. Zimmermann

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ZALE CORPORATION
Registrant

Date:	April 6, 2006	By:	/s/ Mark R. Lenz
Mark R. Lenz
Group Senior Vice President,
Chief Financial Officer
(principal financial officer
of the Registrant)